UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2013, Vantage Drilling Company (the “Company”), with the approval of its Board of Directors (the “Board”), adopted the Vantage Drilling Company Management Incentive Plan (the “Plan”) available to executive officers and certain other employees determined by the Compensation Committee of the Board, subject to the terms and conditions of the Plan. Awards under the Plan will vest no earlier than October 1, 2014. The Plan expires on September 30, 2016. The Plan is designed to allow the Company to attract and retain highly qualified executives and provide additional financial incentives to such executives to promote the success of the Company. Participants in the plan receive a cash payment based on a percentage of the available award pool. For example, the Company’s Chief Executive Officer may receive up to 25%, the Chief Operating Officer up to 20%, certain other officers up to 14% individually, and certain other employees as a group up to 13% of the total award pool.

The Plan’s award pool is credited by an amount between $2 million and $4 million for each six-month period during which the market price of the Company’s ordinary shares equals or exceeds certain threshold amounts set forth below. If the market price meets or exceeds a threshold for a prior period at the end of a later period, the award pool is also credited for that prior period according to such prior period’s formula. After the final six-month period, a final cumulative “look-back” period is examined, and the award pool is further credited (less any prior award pool credits) if the market price during the “look-back” period is at least $4.42, and is increased to its maximum if the market price during the “look-back” period is at least $7.38. The maximum award pool amount in the aggregate is $24 million.

The stock price during a relevant performance period is determined with reference to the highest weighted average closing price of the Company’s ordinary shares for any five consecutive trading days during each six-month period, plus the total amount of dividends declared and paid. The minimum and maximum stock price thresholds for the various periods are set forth below:

Six-Month Performance Period Ending:	Threshold Performance Goal	Maximum Performance Goal
September 30, 2013	$2.01	$2.19
March 31, 2014	$2.28	$2.63
September 30, 2014	$2.62	$3.28
March 31, 2015	$2.96	$3.94
September 30, 2015	$3.40	$4.92
March 31, 2016	$3.84	$5.91

In the event of a Change in Control of the Company (as defined in the Plan), incentive payments that are accrued but not yet paid are payable to the employee within 5 business days following the change in control. Additionally, any partial period is evaluated as of the day immediately prior to the change in control.

Payments under the Plan to “Covered Employees” are intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the U.S. Internal Revenue Code. In no event shall an incentive paid pursuant to the Plan to any Covered Employee for any calendar year exceed $6.5 million.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1, and the contents thereof are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Vantage Drilling Company Management Incentive Plan adopted August 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013

VANTAGE DRILLING COMPANY

/s/ Douglas G. Smith
Douglas G. Smith,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Vantage Drilling Company Management Incentive Plan adopted August 20, 2013